REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholders of MassMutual Select Funds:

MassMutual Select Growth Equity Fund
MassMutual Select Mid Cap Growth Equity Fund
MassMutual Select Small Cap Growth Equity Fund
MassMutual Select Small Company Value Fund
MassMutual Select Small Company Growth Fund
MassMutual Select Large Cap Value Fund
MassMutual Select Aggressive Growth Fund
MassMutual Select OTC 100 Fund
MassMutual Select Emerging Growth Fund
MassMutual Select Focused Value Fund
MassMutual Select Mid Cap Growth Equity II Fund
MassMutual Select Indexed Equity Fund
MassMutual Select Value Equity Fund
MassMutual Select Overseas Fund
MassMutual Select Blue Chip Growth Fund
MassMutual Select Fundamental Value Fund
MassMutual Select Large Cap Growth Fund
MassMutual Select Strategic Balanced Fund
MassMutual Select Destination Retirement 2010 Fund
MassMutual Select Destination Retirement 2020 Fund
MassMutual Select Destination Retirement 2030 Fund
MassMutual Select Destination Retirement 2040 Fund
MassMutual Select Destination Retirement Income Fund
MassMutual Select Diversified Value Fund
MassMutual Select Strategic Bond Fund
MassMutual Select Core Opportunities Fund
MassMutual Select Small Cap Value Equity Fund
MassMutual Select Small Cap Core Equity Fund
MassMutual Select Mid Cap Value Fund
MassMutual Select Diversified International Fund, (collectively, the “Funds”)

In planning and performing our audits of the financial statements of the Funds as of and for the year ended December 31, 2006, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered their internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds’ internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a fund's assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the fund's ability to initiate, authorize, record, process, or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the fund's annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds’ internal control over financial reporting and their operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of December 31, 2006.
This report is intended solely for the information and use of management and the Board of Trustees of MassMutual Select Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 28, 2007